[As amended to April 1, 1997]


                     Amscan Holdings, Inc.

                1996 Stock Option Plan For Key Employees


          1.   OBJECTIVE OF THE PLAN.

          The 1996 Stock Option Plan for Key Employees (the "Plan") is intended to encourage ownership of the Common Stock of Amscan Holdings, Inc. (the "Corporation") by key employees of the Corporation and any subsidiary corporation of the Corporation now existing or hereafter formed or acquired and to provide incentives for them to put forth maximum efforts for its successful operations. By extending to key employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its stockholders by making it possible for the Corporation to attract and retain the best available talent and by rewarding key employees for their part in increasing the value of the Corporation's stock.

          The Options (as hereinafter defined) offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any employee or director.

          The Corporation, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

          The Options granted under the Plan are intended to be either Incentive Stock Options (as hereinafter defined) or options that do not meet the requirements for Incentive Stock Options, but the Company makes no warranty as to the qualification of any Option as an Incentive Stock Option.

          2.   DEFINITIONS.

          As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          2.1. "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          2.2. "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation.

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          2.3. "CAUSE" shall mean incompetence, gross negligence,
insubordination, conviction of a felony, or willful misconduct by an employee of the Corporation as determined in good faith by the Corporation.

          2.4. "CHANGE IN CONTROL" shall have the meaning specified in
Section 9 hereof.

          2.5. "CLOSING DATE" shall mean the closing of the sale of shares of Common Stock contemplated by the Corporation's Registration Statement on Form S-1 (No. 333-14107), as such Registration Statement may be amended (as so amended, the "REGISTRATION STATEMENT").

          2.6. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          2.7. "COMMITTEE" shall mean the committee appointed in accordance with Section 4 to administer this Plan.

          2.8. "COMMON STOCK" shall mean the Common Stock, par value $0.10 per share, of the Corporation.

          2.9. "CONTINUOUS EMPLOYMENT" shall mean continuous regular employment by the Corporation or by one of its subsidiaries or an uninterrupted chain of continuous regular employments by the Corporation and/or one or more of its subsidiaries. A leave of absence granted in accordance with the Corporation's or its subsidiaries' usual procedures (such as those attributable to illness, military obligations or governmental service) shall not be considered a termination of employment nor an interruption of Continuous Employment hereunder, and an employee who is granted such a leave of absence shall be considered to be continuously employed during the period of such leave.

          2.10. "EFFECTIVE DATE" shall have the meaning specified in
Section 18 hereof.

          2.11. "FAIR MARKET VALUE" of the Common Stock on the Closing Date shall be equal to the initial public offering price per share of Common Stock sold pursuant to the Registration Statement. In all other cases, Fair Market Value shall be determined by the Committee in good faith as of the last business day for which the prices or quotes described in this sentence are available preceding the date such Option is granted and shall mean: (i) the average on that date of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; (ii) the last reported sale price on that date of the Common Stock reported on The Nasdaq Stock Market, Inc., if the Common Stock is not then traded on a national securities exchange; (iii) the closing bid price (or average of bid prices) last quoted on that date by
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an established quotation service for over-the-counter securities, if the
Common Stock is not reported on a national securities exchange or The Nasdaq Stock Market, Inc. or (iv) if none of clauses (i), (ii) and (iii) apply, the amount determined in good faith by the Committee. For purposes of the Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.

          2.12. "INCENTIVE STOCK OPTIONS" shall mean those Options granted hereunder which are incentive stock options as defined in Section 422(b) of the Code and Treasury Regulations issued pursuant thereto.

          2.13. "INCUMBENT BOARD" shall have the meaning specified in
Section 9 hereof.

          2.14. "NON-QUALIFIED STOCK OPTIONS" shall mean those Options granted hereunder which are not Incentive Stock Options.

          2.15. "OPTION" shall mean an option to purchase Common Stock granted pursuant to the provisions of this Plan.

          2.16. "OPTION AGREEMENT" shall mean the agreement between the Optionee and the Corporation setting forth the terms and conditions of an Option.

          2.17. "OPTIONEE" shall mean an individual who receives an Option pursuant to this Plan.

          2.18. "TEN PERCENT STOCKHOLDER" shall mean an individual who owns, within the meaning of Section 422(b)(6) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any subsidiary corporation or parent corporation of the Corporation. In determining stock ownership of an employee, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed to be true. As used in this Plan, the terms "subsidiary corporation" and "parent corporation" shall be interpreted in accordance with Sections 424(f) and 424(e) of the Code, respectively.

          2.19. "TERMINATION DATE" shall have the meaning specified in
Section 18 hereof.

          3.   STOCK RESERVED FOR THE PLAN.

          Two Million (2,000,000) shares of the authorized but unissued Common Stock are reserved for issue and may be issued upon exercise of Options granted under the Plan.
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          In lieu of such unissued shares, the Corporation may, in its discretion, transfer to an Optionee, upon the exercise of Options, reacquired shares or shares bought in the market for the purposes of the Plan, provided that (subject to the provisions of Section 15 (Adjustments Upon Changes in Capitalization)) the total number of Options which may be granted and shares which may be sold pursuant to Options granted under the Plan shall not exceed Two Million (2,000,000).

          If any Options granted under the Plan shall for any reason terminate or expire without having been exercised or vested in full, the Common Stock not issued or delivered under such Options shall be available again for the purposes of the Plan.

          4.   ADMINISTRATION OF THE PLAN.

          4.1. The Board of Directors shall appoint a Committee to administer the Plan; PROVIDED, HOWEVER, that following the Closing Date, the Committee shall be composed of at least two (2) directors who are Non-Employee Directors (as defined in Rule 16b-3 under the 1934 Act, as such rule became effective August 15, 1996).

          4.2. The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine: Optionees, the time or times at which Options shall be granted, the number of shares to be covered by each Option, the purchase price of the Common Stock covered by each Option, and whether Options shall be Incentive Stock Options, Non-Qualified Stock Options, or both.

          4.3. The Committee shall further have plenary authority at its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it; to determine the terms (which need not be identical) of Option Agreements executed and delivered under the Plan, including such terms and provisions as shall be requisite in the judgment of the Committee to conform to any change in any law or regulation applicable thereto and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive.

          4.4. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such legal counsel, consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

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          5.   ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING OPTIONS.

          5.1. Optionees shall be such key employees of the Corporation as the Committee, in its sole discretion, shall determine. An Optionee may be any person who, at the time the Option is granted, is a regular, salaried employee (which term shall include officers and directors) of the Corporation or its subsidiaries. A director of the Corporation who is not also a regular, salaried employee of the Corporation will not be eligible to receive an Option. Pursuant to Section 422 of the Code, no Incentive Stock Options may be granted to an individual who, immediately after such Option is granted, is a Ten Percent Stockholder unless (a) the option price is at least 110% of the Fair Market Value of such stock on the date of grant and (b) the Option may not be exercised more than 5 years after the date of grant.

          5.2. In determining the Optionees, the number of shares of Common Stock to be covered by each Option, the vesting period of any Option, the term of any Option, and whether any such Option shall be an Incentive Stock Option, a Non-Qualified Stock Option, or both, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. An existing Optionee may be granted and hold an additional Option or Options if the Committee shall so determine.

          6.   OPTION PRICE.

          The purchase price of Common Stock covered by each Option shall be determined by the Committee but shall not be less than 100% (or 110% in the case of an Incentive Stock Option granted to a Ten Percent
Stockholder pursuant to Section 422(c)(5) of the Code) of the Fair Market Value of the Common Stock at the time the Option is granted.

          7.   TERM OF OPTIONS.

          The term of each Option shall be for such period as the Committee shall determine but, notwithstanding the foregoing, the term of no Option shall be more than ten (10) years from the date of granting thereof (or five (5) years from the date of granting of the Option in the case of an Incentive Stock Option granted to a Ten Percent Stockholder pursuant to Section 422(c)(5) of the Code).

          8.   EXERCISE OF OPTIONS.

          8.1. The method of exercise of Options shall be prescribed by the Committee; PROVIDED, HOWEVER, that, if no other schedule is prescribed by the Committee, one-quarter (25%) of the total number of shares of Common Stock covered by an Option granted to an employee of the Corporation or its subsidiaries shall become exercisable upon such employee's completion of one year of Continuous Employment with the
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Corporation or its subsidiaries after the grant of the Option;
thereafter, an additional one-quarter (25%) of the total number of shares of Common Stock covered by the Option shall become exercisable upon such employee's completion of two, three and four years of Continuous Employment with the Company or its subsidiaries, respectively. Once an Option or part thereof becomes exercisable, it shall remain exercisable until expiration of the Option, unless otherwise specified by the Committee.

          8.2. Unless otherwise provided in the Option Agreement, a holder of an Option may purchase all, or from time to time any part of, the shares which the Optionee has become entitled to purchase in accordance with the terms of the Option by written notice delivered to the Corporation; PROVIDED, HOWEVER, that an Option shall not be exercised as to fewer than fifty (50) shares, or the remaining shares covered by the Option if fewer than fifty (50), at any one time.

          8.3. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise at the election of the holder of an Option:

               (a)  in cash or currency of the United States of America;

               (b) by tendering to the Corporation shares of the Corporation's Common Stock, then owned by the holder, having a Fair Market Value equal to the cash exercise price applicable to the purchase price of the shares as to which an Option is being exercised; or

               (c) partly in cash and partly in shares of the Corporation's Common Stock valued at Fair Market Value.

Fractional shares of Common Stock will not be issued. Notwithstanding the foregoing, the Committee shall have the right to modify, amend or cancel the provisions of clauses (b) and (c) above at any time upon prior notice to the holders of Options. Except as provided in Sections 10 (Agreement to Serve) and 11 (Nontransferability of Options) hereof, no Option may be exercised at any time except by an Optionee who is then a regular employee of the Corporation.

          8.4. Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Corporation) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this limitation, (i) the Fair Market Value of stock is determined as of the time the Option is granted and (ii) the limitation will be applied by taking into account Options in the order in which they were granted.

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          9.   ACCELERATED EXERCISE.

          Notwithstanding any other provision of this Plan or any Option granted hereunder, any Option granted hereunder and then outstanding shall become immediately exercisable in full: (i) in the event a tender offer or exchange offer is made by any "person" within the meaning of
Section 14(d) of the 1934 Act or (ii) in the event of a Change in Control (as hereinafter defined); PROVIDED, HOWEVER, that if in the opinion of counsel to the Corporation the immediate exercisability of such Option, when taken into consideration with all other "parachute payments" as defined in Section 280G(b) of the Code, would result in an "excess parachute payment" as defined in such section, such Option shall not become immediately exercisable, except as and to the extent the Committee in its discretion shall otherwise determine. For purposes of this
Section 9, a "Change in Control" shall have occurred if:

                    (a) any "person" within the meaning of Section 14(d) of the 1934 Act (other than any person who is the beneficial owner of more than 25% of the Common Stock on the Closing Date) becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the Common Stock;

                    (b) any "person" acquires by proxy or otherwise the right to vote more than 25% of the Common Stock for the election of directors, other than solicitation of proxies by the Incumbent Board, for any merger or consolidation of the Corporation or for any other matter or question;

                    (c) during any two-year period, individuals who constitute the Board of Directors of the Corporation (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, PROVIDED that any person becoming a director during such period whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause (c), considered as though such person were a member of the Incumbent Board; or

                    (d) the Corporation's stockholders have approved the sale of all or substantially all of the assets of the Corporation.

          The Committee may provide for the acceleration of the vesting of Options under such other circumstances as the Committee shall determine in its discretion.

          The Committee may adopt such procedures as to notice and exercise as may be necessary to effectuate the acceleration of the exercisability of Options as described above.
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          10.  AGREEMENT TO SERVE.

          Each Optionee shall agree, as one of the terms of the Option Agreement and during the course of employment by the Corporation or its subsidiaries, to devote such Optionee's entire time, energy and skill to the service of the Corporation and the promotion of its interests, subject to vacations, sick leave and other absences in accordance with the regular policies of the Corporation or its subsidiaries. If an Optionee shall at any time not be an employee of the Corporation or one of its subsidiaries, the Option shall at once terminate subject to possible exercise as provided in Section 12 (Termination of Employment). Nothing in this Plan or in any Option granted pursuant to this Plan shall constitute an obligation for the Company or any subsidiary to continue the employment of the Optionee.

          11.  NONTRANSFERABILITY OF OPTIONS.

          An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and an Option may be exercised, during the lifetime of an Optionee, only by the Optionee.

          12.  TERMINATION OF EMPLOYMENT.

          12.1. Options granted under the Plan shall not be affected by any change of duties or position so long as the Optionee continues to be an employee of the Corporation or one of its subsidiaries. In the event that the employment of an Optionee shall be terminated (other than by reason of retirement, disability or death) such Option may, subject to the provisions of Sections 8 (Exercise of Options), 10 (Agreement to Serve) and 13 (Retirement, Disability or Death), be exercised, to the extent that the Optionee was entitled to do so at the date of termination of employment unless the Committee otherwise determines, at any time within thirty (30) days after such termination, but in no event after the expiration of the term of the Option unless the Committee otherwise determines.

          12.2. Notwithstanding the foregoing and except as otherwise provided by the Committee, in the event an Optionee is discharged for Cause, the unexercised portion of an Option shall terminate immediately. If the Optionee has exercised all or part of an Option within fifteen
(15) days of notice of discharge for Cause and the Corporation has not yet delivered Common Stock pursuant to such exercise, such exercise shall be deemed invalid and any purchase price tendered by the Optionee for Common Stock shall be refused or, if previously paid, shall be returned to the Optionee.

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          13.  RETIREMENT, DISABILITY OR DEATH.

          13.1. If an Optionee shall retire from the Corporation at normal retirement date pursuant to any pension plan provided by the Corporation or its subsidiaries, or if such retirement is earlier than the Optionee's normal retirement date and such retirement is with the prior consent of the Corporation, then notwithstanding the provisions of Sections 8 (Exercise of Options) and 10 (Agreement to Serve), such Optionee may exercise an Option in full, without regard to the period of Continuous Employment after the Option was granted, at any time within 90 days after such retirement or for such other period as may be specified by the Committee, but in no event after the expiration of the term of the Option.

          13.2. If the employment of any Optionee shall terminate by reason of the Optionee's disability (within the meaning of Section 22(e)(3) of the Code) and while such Optionee is entitled to exercise such Option as herein provided, such Optionee shall have the right to exercise such Option, to the extent not theretofore exercised, in respect of any or all such number of shares of Common Stock which such Optionee would have been entitled to purchase under the Option at the date of such termination of such employment, at any time up to and including 90 days after the date of such termination or for such other period as may be specified by the Committee, but in no event after the expiration of the term of the Option.

          13.3. If an Optionee shall die while employed by the Corporation or any of its subsidiaries or during either the 90-day period specified in Section 13.1 or the 90-day period specified in Section 13.2 hereof, such Option may be exercised, subject to the provisions of
Section 8 (Exercise of Options) hereof, to the extent that the Optionee was entitled to do so at the date of death unless otherwise determined by the Committee, by the representative of the Optionee's estate or other person at the time entitled by law to exercise such Option, at any time within such period (not exceeding one year after the Optionee's death or for such other period as may be specified by the Committee) as shall be prescribed in the Option Agreement, but in no event after the expiration of the term of the Option.

          13.4. Notwithstanding the provisions of Sections 12.1, 12.2, 13.1, 13.2 or 13.3 hereof, the Committee shall be entitled to prescribe other exercise periods for an Option, but in no event shall any Option be exercisable after the expiration of the term of the Option.

          14.  NO LOANS TO HOLDERS OF OPTIONS.

          Except as otherwise specifically provided in an agreement between the Corporation, any company with which it is affiliated or any of its subsidiaries which has been approved by the Board of Directors of the Corporation or the entity which is a party to such employment agreement and an Optionee, neither the Corporation, any company with which it is affiliated, nor any of its subsidiaries may directly or indirectly lend
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money to any person for the purpose of assisting such person to acquire or carry shares of Common Stock issued upon the exercise of Options.

          15.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

          In the event of any change in the outstanding shares of Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Corporation, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the shares of Common Stock subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Common Stock" shall after any such change refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of shares of Common Stock which may be acquired under the Plan pursuant to the exercise of Options and the number of shares of Common Stock and price per share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of
Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder not an incentive stock option for purposes of Section 422 of the Code without the consent of the Optionee holding such Incentive Stock Option.

          16.  SATISFACTION OF WITHHOLDING TAXES.

          The Corporation may require an Optionee exercising a Non-Qualified Stock Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Stock Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation that employs such Optionee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the corporation that employs such Optionee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Optionee upon such terms and conditions as the Committee shall prescribe. The corporation that employs such Optionee may, in its discretion, hold the stock certificate to which such Optionee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, the Corporation shall be authorized to effect any such withholding upon exercise of a Non-Qualified Stock Option by retention of Shares deliverable upon such exercise having a Fair Market Value at the date of exercise which is equal to the amount to be withheld.
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          17.  RIGHT TO CONTINUED EMPLOYMENT.

          Nothing in the Plan or in any Option Agreement shall confer upon any employee the right to continue in the employ of the Corporation or any of its subsidiaries or interfere with the right of the Corporation or any such subsidiary to terminate the employment of such employee at any time.

          18.  TIME OF GRANTING OPTIONS.

          Nothing in the Plan or in any resolution to be adopted by the Board of Directors or the holders of Common Stock of the Corporation shall constitute the granting of an Option, which shall be deemed to have been granted only on the date on which the identity of the Optionee and the terms of the Option are determined by the Committee. Except as provided in Sections 19 and 23, the Corporation may, from time to time during the period beginning on the date (the "Effective Date") the Plan is adopted by the Board of Directors and ending on the date ten (10) years thereafter (the "Termination Date"), grant to certain key employees of the Corporation or any of its subsidiaries now existing or hereafter formed or acquired Options under the terms herein set forth.

          19.  TERMINATION AND AMENDMENT OF THE PLAN.

          The Board of Directors may at any time prior to the Termination Date terminate the Plan or make such modification or amendment of the Plan as it shall deem advisable; PROVIDED, HOWEVER, that except as provided in Section 15 (Adjustments Upon Changes in Capitalization), no amendment may be made without approval by the holders of Common Stock if such amendment would: (a) increase the maximum number of shares for which Options may be granted under the Plan, either in the aggregate or to any individual, (b) change the manner of determining the minimum option prices, (c) extend the period during which Options may be granted or extend the period during which an Option may be exercised beyond the maximum term provided in Section 7 (Term of Options) or (d) amend the requirements as to the class of employees eligible to receive Options.
No termination, modification or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee.

          20.  GOVERNMENT REGULATIONS.

          The Plan, the granting and exercising of Options hereunder and the obligation of the Corporation to issue, sell and deliver shares, as applicable, under such Options, shall be subject to the effectiveness of the Registration Statement and to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including any applicable Blue Sky laws.
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          21.  NO RIGHTS IN OPTION STOCK

          No Optionee shall have any rights as a stockholder with respect to shares of Common Stock of the Corporation as to which the Option shall not have been exercised and payment made as herein provided, and an Optionee shall have no rights with respect to such shares of Common Stock not expressly conferred by the Plan.

          22.  EFFECTIVE DATE.

          The Plan shall become effective on the Effective Date; PROVIDED, HOWEVER, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or any special meeting or by unanimous consent within twelve (12) months before or after the Effective Date, the Plan and any Options granted under the Plan shall terminate.

          23.  GOVERNING LAW.

          The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of Delaware.